Exhibit 99.5

EXECUTION COPY

JOINDER AGREEMENT AND AMENDMENT

THIS JOINDER AGREEMENT AND AMENDMENT (this “Agreement”), dated June 15, 2009, is entered into by and among Premier Exhibitions, Inc., a Florida corporation (the “Company”), Sellers Capital Master Fund, Ltd., an exempted company organized under the laws of the Cayman Islands (the “Original Investor”), and SAF Capital Fund LLC, a Delaware limited liability company (the “Other Investor”).  The Original Investor and the Other Investor are sometimes collectively referred to herein as the “Investors.”

Background

A.            The Company and the Original Investor are parties to that certain (i) Convertible Note Purchase Agreement, dated May 6, 2009 (the “Purchase Agreement”) and (ii) Registration Rights Agreement, dated as of May 11, 2009 (the “Registration Rights Agreement”).

B.            Simultaneous with the execution and delivery of this Agreement, the Company has sold to each of the Investors, and each of the Investors has purchased from the Company, a Convertible Note in the principal amount set forth opposite the name of such Investor on Schedule A for an aggregate purchase price equal to $6,000,000, in each case pursuant to Section 5.06 of the Purchase Agreement (collectively, the “Convertible Notes”).

C.             In connection with the purchase and sale of the Convertible Notes, the Company and each of the Investors desire for the Other Investor to become a party to, and be bound by and subject to all of the covenants, terms and conditions of, the Purchase Agreement and the Registration Rights Agreement.

In consideration of the mutual covenants contained in this Agreement and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement agree as follows:

1.             General.  The Company and the Investors agree that, simultaneous with the execution and delivery of this Agreement, each of the Investors has purchased from the Company, and the Company has sold to each of the Investors, the Convertible Notes pursuant to Section 5.06 of the Purchase Agreement.  In connection with such purchase and sale, the Other Investor hereby adopts and becomes a party to the Purchase Agreement and the Registration Rights Agreement and is bound by, and is subject to, all of the covenants, provisions, terms and conditions of the Purchase Agreement and the Registration Rights Agreement as fully and the same as though the Other Investor was an original party thereto.

2.             Joinder to Purchase Agreement.  Without limiting the foregoing, for all purposes under the Purchase Agreement, (a) the Other Investor will be deemed to be an “Investor” and will have identical rights and benefits, on a pro rata basis, as the Original Investor under the Purchase Agreement with respect to the purchase and sale of the Convertible Notes, (b) the Convertible Notes will be deemed to be the “Other Notes” contemplated by Section 5.06 of the Purchase Agreement, and (c) the Convertible Note (as defined in the Purchase Agreement) and each of the Convertible Notes will each be deemed to be a “Convertible Note” under the Purchase Agreement and the Common Stock (as defined in the Purchase Agreement) issuable upon conversion of each such Convertible Note will be deemed to be “Conversion Shares.”

3.             Joinder to Registration Rights Agreement.  Without limiting the foregoing, for all purposes under the Registration Rights Agreement, (a) the Convertible Note (as defined in the Registration Rights Agreement) and each of the Convertible Notes will each be deemed to be “Convertible Note” under the Registration Rights Agreement, (b) the Warrant (as defined in the Registration Rights Agreement) and each of the Warrants issued pursuant to each of the Convertible Notes will each be deemed to be a “Warrant ” under the Registration Rights Agreement, (c) the shares of Common Stock (as defined in the Registration Rights Agreement) into which the Convertible Notes may be converted and the shares of Common Stock into which the Warrants, if issued in accordance with the terms of the Convertible Notes, will be exercisable will be deemed “Registrable Securities” under the Registration Rights Agreement, and (d) the Other Investor will be deemed to be a “Holder” under the Registration Rights Agreement upon becoming the record owner of any Registrable Securities.

4.             Certain Amendments and Consents.  Notwithstanding anything in this Agreement to the contrary, any amendment to, or consent or approval required under, the Purchase Agreement on behalf of the Investors will be effected by holders of a majority of the aggregate principal amount of the Notes (as defined in the Purchase Agreement).

5.             Representations and Warranties of the Company.  The Company certifies that the representations and warranties set forth in Article III of the Purchase Agreement that are qualified by materiality, Material Adverse Effect or other similar qualifier are true and correct in all respects, and all other representations and warranties set forth in Article III of the Purchase Agreement are true and correct in all material respects, in each case as of the date of the Purchase Agreement and on and as of the date hereof, as though made on and as of the date hereof (except to the extent such representations and warranties speak as of an earlier date, which are true and correct in all materials respects as of such earlier date).

6.             Representations and Warranties of the Investors.

(a)           The Original Investor certifies that the representations and warranties set forth in Article IV of the Purchase Agreement are true and correct in all material respects, in each case as of the date of the Purchase Agreement and on and as of the date hereof, as though made on and as of the date hereof (except to the extent such representations and warranties speak as of an earlier date, which are true and correct in all materials respects as of such earlier date).

(b)           In connection with the purchase and sale of the Convertible Note to the Other Investor pursuant to Section 5.06 of the Purchase Agreement and as a result of the joinder contemplated by this Agreement, (i) the representations and warranties set forth in Sections 4.01 through 4.06 of the Purchase Agreement are hereby made, ratified and confirmed by the Other Investor in all respects as of the date hereof as fully and the same as though the Other Investor was an original party thereto and (ii) the Other Investor certifies that such representations and warranties are true and correct in all material respects with respect to the Other Investor, in each case as of the date hereof (except to the extent such representations and warranties speak as of an earlier date, which are true and correct in all materials respects as of such earlier date).

7.             Amendment to Original Warrant.  Section 12(c) of that certain Warrant, dated May 11, 2009 (the “Original Warrant”), issued by the Company to the Original Investor is hereby deleted and replaced in its entirety with the following and, except for the amendment contemplated by this Section 7, the Original Warrant will remain in full force and effect:

(c)           Any amendment or waiver consented to as provided in this Section 12 is binding upon each future Holder of this Warrant and upon the Company without regard to whether this Warrant has been marked to indicate such amendment or waiver.

8.             Headings and Counterparts.  The descriptive headings of this Agreement are for convenience of reference only and do not constitute a part of this Agreement.  This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original and all of which taken together will constitute one and the same instrument.

2

9.           Governing Law.  The validity, performance, construction and effect of this Agreement will be governed by and construed in accordance with the internal laws of the State of New York, notwithstanding any conflict of law provision to the contrary.

[signature page follows]

3

IN WITNESS WHEREOF, each of the parties hereto has executed this Joinder Agreement and Amendment on the day and year first above written.

COMPANY

PREMIER EXHIBITIONS, INC.

By:	/s/ John A. Stone
Name:	John A. Stone
Title:	Chief Financial Officer

ORIGINAL INVESTOR

SELLERS CAPITAL MASTER FUND, LTD.

By:	/s/ Samuel S. Weiser
Name:	Samuel S. Weiser
Title:	Chief Operating Officer

OTHER INVESTOR

SAF CAPITAL FUND LLC

By:	/s/ Mark McGowan
Name:	Mark McGowan
Title:	Managing Partner

Schedule A

Other Notes

Investor	Principal Amount of Other Notes

Sellers Capital Master Fund, Ltd.	$5,550,000

SAF Capital Fund LLC	$450,000

$6,000,000